Exhibit 5.1




                                             February 4, 1994




          Equitable Resources, Inc.
          420 Boulevard of the Allies
          Pittsburgh, PA 15219

          Gentlemen:

               I am the Senior Vice President and General Counsel to Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 1,800,000 shares of Common Stock, no par value, which may be issued upon the exercise of stock options and stock appreciation rights and the grant of restricted stock and other stock awards under the 1994 Equitable Resources, Inc. Long-Term Incentive Plan (the "Plan"). In such connection, I have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

               I understand that, prior to my sale or distribution of Common Stock under the Plan, the Registration Statement will have become effective under the Securities Act of 1933, the Company's shareholders will have approved the implementation of the Plan and the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission shall have issued orders approving the Company's issuance of the Common Stock under the Plan.

               Based on the foregoing, I advised you that in my opinion:

               1. The Company has been duly organized and is a validly existing corporation under the laws of the Commonwealth of Pennsylvania;

               2. The 1,800,000 shares of Common Stock which are being registered and which have been authorized for issuance in accordance with the Plan, are, or will be, when sold in accordance with the provisions of the Plan, legally issued, fully paid and non-assessable.

               I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,



                                         /s/ AUGUSTINE A. MAZZEI, JR.
                                             ---------------------------
                                              Augustine A. Mazzei, Jr.
                                             Senior Vice President and
                                                 General Counsel